UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey		07901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 31, 2017, Celgene Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for its underwritten public offering of $750,000,000 aggregate principal amount of 2.750% Senior Notes due 2023, $1,000,000,000 aggregate principal amount of 3.450% Senior Notes due 2027 and $1,250,000,000 aggregate principal amount of 4.350% Senior Notes due 2047 (collectively, the “Notes”). The offer and sale of the Notes is registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-214279) filed with the Securities and Exchange Commission on October 27, 2016. The Company intends to use the net proceeds from the offering for the repayment, on or prior to the maturity thereof, of $1,000 million aggregate principal amount of its outstanding 2.125% senior notes and $400 million aggregate principal amount of its outstanding 2.300% senior notes, each maturing in August 2018, together with any applicable “make-whole” interest amounts thereon, with any remaining net proceeds to be used for general corporate purposes, which may include, without limitation, further development of its clinical and pre-clinical programs, capital expenditures, general corporate development activities, meeting working capital needs and share repurchases of its common stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The Company expects the transaction to close on or about November 9, 2017.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company, or its affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

The description of the Underwriting Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On November 1, 2017, the Company issued a press release announcing the pricing of its public offering of $750,000,000 aggregate principal amount of 2.750% Senior Notes due 2023, $1,000,000,000 aggregate principal amount of 3.450% Senior Notes due 2027 and $1,250,000,000 aggregate principal amount of 4.350% Senior Notes due 2047. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of October 31, 2017, among the Company and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named therein.

99.1	Press release of the Company dated November 1, 2017, announcing the pricing of its underwritten public offering of $750,000,000 aggregate principal amount of 2.750% Senior Notes due 2023, $1,000,000,000 aggregate principal amount of 3.450% Senior Notes due 2027 and $1,250,000,000 aggregate principal amount of 4.350% Senior Notes due 2047.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: November 1, 2017	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 31, 2017, among the Company and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several Underwriters named therein.

99.1	Press release of the Company dated November 1, 2017, announcing the pricing of its underwritten public offering of $750,000,000 aggregate principal amount of 2.750% Senior Notes due 2023, $1,000,000,000 aggregate principal amount of 3.450% Senior Notes due 2027 and $1,250,000,000 aggregate principal amount of 4.350% Senior Notes due 2047.